UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2006

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 MANOR PARK DRIVE, P.O.BOX 28183, COLUMBUS, Ohio		43228-0183
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2006, Core Molding Technologies, Inc. (the "Company") and Core Composites Corporation, its wholly-owned subsidiary (together, with the Company, collectively referred to herein as the "Seller"), entered into a supply agreement (the "Supply Agreement") with International Truck and Engine Corporation ("International"). Under the terms of the Supply Agreement, International will purchase from the Seller certain specified fiberglass reinforced products and sheet molded compound. Unless extended by the parties or otherwise terminated as provided therein, the Supply Agreement will expire on October 31, 2011.

International is the Company’s largest stockholder, owning approximately 42.3% of the Company’s issued and outstanding common stock as of March 31, 2006, and is also a significant customer of the Company, with sales to International representing approximately 51% of the Company’s total revenues during the fiscal year ended December 31, 2005.

The Company intends to seek confidential treatment of certain terms contained in the Supply Agreement, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.

November 6, 2006	By:	/s/ Herman F. Dick, Jr.

Name: Herman F. Dick, Jr.
Title: Treasurer and Chief Financial Officer